UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           January 11, 2009

OHIO LEGACY CORP

(Exact name of registrant as specified in its charter)

Ohio	000-31673	34-1903890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2375 Benden Drive Suite C Wooster, OH 44691
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(330) 263-1955

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01

Ohio Legacy Corp Announces
Vote at Special Shareholders Meeting

WOOSTER, Ohio – January 11, 2010 – Shareholders of Ohio Legacy Corp (Nasdaq: OLCB) voted at a special meeting on January 8, 2010 to approve the issuance and sale of up to 17,500,000 additional shares of common stock. Approval for three proposals was sought in conjunction with a Stock Purchase agreement that the Company signed with Excel Financial, LLC in November 2009.  Regulatory approval for the transaction is still pending.

About Ohio Legacy Corp

Ohio Legacy Corp is a bank holding company headquartered in Wooster, Ohio. Its subsidiary, Ohio Legacy Bank, N.A. provides financial services to small businesses and consumers through four full-service banking locations in Canton and Wooster, Ohio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2010

Ohio Legacy Corp
(Registrant)

/s/ D. Michael Kramer
President and Chief Executive Officer